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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):   March 31, 1999

                          ---------------------------


                                 VENCOR, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                        001-14057             61-1323993
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
incorporation or organization)                              Identification No.)

                               One Vencor Place
                            680 South Fourth Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                  40202-2412
                                  (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

     3300 Aegon Center, 400 West Market Street, Louisville, Kentucky 40202
        (Former name or former address, if changed since last report.)


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Items 1-4.  Not Applicable.

Item 5.  Other Information.

     On March 31, 1999, Vencor, Inc. ("Vencor" or the "Company") announced that its senior bank lenders have granted a further waiver, through May 28, 1999, of breaches by Vencor of certain financial covenants under its bank credit facility. Pursuant to the waiver, the aggregate commitment under the revolving credit portion of the agreement (the "Revolver") has been permanently reduced from $300 million to $125 million. During the waiver period, borrowings under the Revolver will be limited to $55 million. At the close of business on March 31, 1999, there were no outstanding borrowings under the Revolver.

     Vencor also announced that it is in discussions with Ventas, Inc. ("Ventas") concerning possible reductions in the rental payments due from Vencor under the master leases covering approximately 250 of Vencor's facilities.
These leases were entered into as part of the reorganization of Ventas and the spin-off of Vencor to Ventas shareholders on May 1, 1998. In view of the ongoing discussions, the two companies have agreed to postpone through April 12, 1999 any claims either may have against the other, including any claims Ventas would have for Vencor's decision not to pay rent due on April 1.

    Since the Company has not obtained a permanent agreement with its senior bank lenders, Ernst & Young LLP, the Company's independent auditors, has advised the Company that its report with respect to the Company's 1998 financial statements will contain a "going concern" statement.

    The Company also announced that its 1998 Annual Report on Form 10-K will be delayed and now is expected to be filed with the Securities and Exchange Commission by April 15. The Company cited two primary reasons for the extension request. First, as a result of significant operating losses in the fourth quarter of 1998 and management's lower expectations of future operating results and cash flows, the Company believes that a material carrying amount of long-lived assets, including property, equipment and goodwill, are impaired. The Company requires additional time to complete the appropriate valuation calculations. Second, the Company requires additional time to confirm that the master leases with Ventas have been properly accounted for as operating leases. If the master leases do not qualify as operating leases, the Company will be required to restate its financial statements for the second and third quarters of 1998. Both of these items could have a material adverse effect on the Company's results of operations and financial position.

    Certain statements set forth above, including, but not limited to, statements containing the words "anticipates," "believes," "expects," "intends," "will," "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from
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time to time in the Company's filings with the Securities and Exchange
Commission. Such factors may include, without limitation, the Company's ability to amend or refinance its existing debt and lease obligations or otherwise adjust its current financial structure, the increase in the Company's cost of borrowing, its ability to attract patients and the effects of healthcare reform and legislation on the Company's business strategy and operations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of the future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

     A copy of the press release, the bank waiver and the standstill agreement with Ventas are included as exhibits to this filing and are incorporated herein by reference.

Item 6.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits.

         Exhibit 99.1  Press Release dated March 31, 1999.
         Exhibit 99.2 Waiver No. 2 to Credit Agreement dated as of March 31,
         1999.
         Exhibit 99.3 Standstill Agreement dated March 31, 1999 between Vencor, Inc. and Ventas, Inc.

Items 8-9.  Not Applicable.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VENCOR, INC.



Dated:  April 1, 1999                   By: /s/ Richard A. Schweinhart
                                            --------------------------
                                            Richard A. Schweinhart
                                            Senior Vice President and
                                            Chief Financial Officer